                                 (EXHIBIT 11)
                        CONCORDE CAREER COLLEGES, INC.
                       COMPUTATION OF PER SHARE EARNINGS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
          AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                             Basic EPS                    Diluted EPS
                                                            Nine Months                   Nine Months
                                                          Ended September 30,           Ended September 30,
                                                          ------------------            ------------------
                                                            1999          1998            1999          1998
                                                            ----          ----            ----          ----
Weighted Average Shares Outstanding.............         7,784,000     7,168,000        7,784,000     7,168,000
                                                        ----------    ----------       ----------    ----------

Net Loss........................................        $ (409,000)   $ (580,000)      $ (409,000)   $ (580,000)
Class B Preferred Dividends-Imputed.............          (120,000)     (104,000)        (120,000)     (104,000)
                                                        ----------    ----------       -----------   ----------
Loss Available to Common Shareholders...........        $ (529,000)   $ (684,000)      $ (529,000)   $ (684,000)
                                                        ----------    ----------       -----------   ----------
Loss per Weighted Average Shares................        $     (.07)   $     (.10)      $     (.07)   $     (.10)
                                                        ==========    ==========       ===========   ==========

                                                               Three Months                    Three Months
                                                             Ended September 30,            Ended September 30,
                                                             ------------------             -------------------
                                                           1999             1998            1999         1998
                                                           ----             ----            ----         ----
Weighted Average Shares Outstanding.............         7,867,000     7,191,000          7,867,000   7,191,000
Options.........................................                                            224,000
Debt/NonDetachable Warrants.....................                                          2,574,000
                                                        ----------    ----------       ------------  ----------
Adjusted Weighted Average Shares................         7,867,000     7,191,000         10,665,000   7,191,000
                                                        ----------    ----------       ------------  ----------
Net Income (Loss)...............................        $  136,000    $ (216,000)      $    136,000  $ (216,000)
Class B Preferred Dividends-Imputed.............           (41,000)      (37,000)           (41,000)    (37,000)
Interest on Convertible Debt, net of tax........                                             27,000
                                                        ----------    ----------       ------------  ----------
Income (Loss) Available to Common Shareholders..        $   95,000    $ (253,000)      $    122,000  $ (253,000)
                                                        ----------    ----------       ------------  ----------
Income (Loss) per Weighted Average Shares.......        $     0.01    $    (0.04)      $       0.01  $    (0.04)
                                                        ==========    ==========       ============  ==========


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